EXHIBIT 5.1

September 29, 2005

Voxware, Inc.
168 Franklin Corner Road
Lawrenceville, NJ 08648

        Re:    Registration Statement on Form S-2

Ladies and Gentlemen:

We have acted as counsel to Voxware, Inc., a Delaware corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the registration of an aggregate of 1,084,383,899 shares (the “Registrable Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of the Company, including (i) 891,312,977 shares of issued and outstanding Common Stock (the “Shares”), and (ii) 193,070,922 shares of Common Stock issuable upon the exercise of warrants (the “Warrant Shares”). All of the Registrable Shares are being registered on behalf of certain stockholders of the Company (the "Selling Stockholders").

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of the Company, each as amended to date, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that (i) the Registrable Shares have been duly authorized by the Company, (ii) the Shares are validly issued, fully paid and non-assessable; and (iii) the Warrant Shares, upon a valid exercise of the warrants in accordance with the terms of the respective warrant and issuance against payment therefor, will be validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,
/s/ Morgan, Lewis & Bockius LLP